EXHIBIT 10.14

INTERNATIONAL FLAVORS & FRAGRANCES INC
Restated and Amended
Executive Separation Policy Document
(As Amended through and including February 6, 2014)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Executive Separation Policy

1.    Purpose. The purpose of this International Flavors & Fragrances Inc. Executive Separation Policy (the "Policy") is to provide certain Severance Payments and Benefits (as defined below) to designated officers and other key executives and employees of the Company and its Affiliates (each, an "Employee") in the event of termination of employment (i) prior to or more than two years after a Change in Control or (ii) within two years after a Change in Control. This Policy shall not affect the right of the Company or an Affiliate to terminate an Employee's employment with or without Cause. This Policy has been adopted in the form set forth herein effective as of February 6, 2014 (the “Effective Date”). The Plan is an amendment and restatement of the International Flavors & Fragrances Executive Separation Policy, which was last amended and restated effective as of December 14, 2010.

2.    Definitions. The following definitions are applicable for purposes of this Policy (including in any Annex hereto), in addition to terms defined in Section 1 above:

(a)    “Affiliate” means any corporation, partnership, limited liability company, association, trust, or other organization which, directly or indirectly, is controlled by the Company

(b)    "Annual Compensation" means the sum of salary and annual incentive compensation, calculated as follows:

(i)    Salary shall be calculated as the Employee's annual salary with the Company and its Affiliates at the highest rate in effect at any time during the five years preceding termination of employment; and

(ii)    Annual incentive shall be calculated as the greater of Employee's average annual incentive award paid for performance in the three years preceding the year of termination under the AIP or the Employee's target annual incentive for the year of termination.

(c)    "AIP" means any plan or arrangement of the Company providing cash-denominated bonuses for annual performance under the SAIP.

(d)    “Awards” shall have the meaning set forth in the SAIP.

(e)    "Beneficiary" means a person or entity that an Employee designates in writing to the Company to receive payments or benefits hereunder in the event of the Employee’s death. If no such person or entity is named or there is no surviving designated Beneficiary, such individual’s Beneficiary shall be the individual’s estate.

(f)    "Cause" means (i) the willful and continued failure by the Employee to perform substantially his or her duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Chairman of the Board of Directors or the Chief Executive Officer of the Company which specifically identifies the manner in which the Employee has not substantially performed his or her duties, (ii) the willful engagement by the Employee in conduct which is not authorized by the Board of Directors of the Company or within the normal course of the Employee's business decisions and is known by the Employee to be materially detrimental to the best interests of the Company or any of its Affiliates, including any misconduct that results in material noncompliance with any financial reporting requirement under the Federal securities laws if such noncompliance results in an accounting restatement (as these terms are used in Section 304 of the Sarbanes-Oxley Act of 2002), or (iii) the willful engagement by the

Employee in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of the Employee to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. Notwithstanding the foregoing, an Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors after reasonable notice to the Employee and an opportunity for him or her, together with his or her counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board of Directors, the Employee was guilty of the conduct set forth above in (i), (ii) or (iii) of this Section 2(c) and specifying the particulars thereof in detail.

(g)    A "Change in Control" shall be deemed to have occurred if, after the Effective Date and while the affected Employee is employed by the Company or an Affiliate, there shall have occurred any of the following:

(i)    Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "50% Beneficial Owner." For purposes of this provision, a "50% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then-outstanding voting securities; provided, however, that the term "50% Beneficial Owner" shall not include any person who shall become the beneficial owner of 50% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and becomes a 50% Beneficial Owner in accordance with this Section;

(ii)    Individuals who on January 1, 2010 constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election consent, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2010 or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

(iii)    There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such recommendation do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 50% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

(iv)    The shareholders of the Company have approved a plan of complete liquidation of the Company and there occurs a distribution or other substantive step pursuant to such plan of complete liquidation, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction have a similar effect), and in each case all material contingencies to the completion of the transaction have been satisfied or waived.

(h)    "Committee" means the Compensation Committee of the Company's Board of Directors or such other committee as the Board may designate to perform administrative functions under the Policy.

(i)    "Company" means International Flavors & Fragrances Inc., a New York corporation, or any successor corporation.

(j)    "Designated Awards" means (i) options granted under the Company's Employee Stock Option Plan of 1988, Employee Stock Option Plan of 1992 or 1997 Employee Stock Option Plan, (ii) any other options granted under a Plan, whether currently existing or hereafter adopted by the Company, that, by its terms, does not permit such options to become vested and exercisable upon occurrence of a Change in Control and to remain outstanding for the periods provided in Section 5(a), and (iii) restricted stock and other equity-based awards granted under a Plan or arrangement that, by its terms, does not permit such awards to become vested and non-forfeitable upon occurrence of a Change in Control as provided in Section 5(a) in each case if such options or other awards remain outstanding and held by the Employee at the date of his or her termination of employment; provided, however, that only awards that were both granted and vested before 2005 are Designated Awards.

(k)    "Disability" means a condition that entitles an Employee to long term disability benefits under any applicable Company or Affiliate disability plan, any successor plan, or as defined under any applicable local laws, rule, and regulations.

(l)    "Effective Date" means the date set forth in the first paragraph of this Policy.

(m)    "Excess Benefit Plan" means the Company's Supplemental Retirement Plan and any supplemental pensions provided to the Employee under any resolutions adopted by the Board of Directors of the Company or any Affiliate, and as the same may be modified, replaced or added to by the Company and its Affiliates from time to time.

(n)    "Good Reason" means the occurrence of any of the following events, unless the Employee has consented in writing thereto:

(i)     a reduction by the Company or an Affiliate in the Employee's base salary as in effect immediately prior to the Change in Control;

(ii)    the failure by the Company or an Affiliate to continue in effect any Plan (as hereinafter defined) in which the Employee was participating at the time of the Change in Control (i.e., with the effect of diminishing the Employee's compensation or benefits, or his or her opportunity to earn compensation through service or through satisfaction of performance conditions), unless such Plan (x) is replaced by a successor Plan providing to the Employee substantially similar compensation and benefits (which replacement Plan shall continue to be subject to this provision) or (y) terminates as a result of the normal expiration of such Plan in accordance with its terms, as in effect immediately prior to the Change in Control; or the taking of any other action, or the failure to act, by the Company or an Affiliate which would materially adversely affect the Employee's continued participation in any of such Plans as compared to the terms of such participation on the date of the Change in Control, including by materially reducing the Employee's benefits in the future under any such Plans;

(iii)    effecting a change in the position of the Employee which does not represent a position commensurate in level, authority and responsibilities with or a promotion from Employee's position with the Company or any of its Affiliates immediately prior to the date of the Change in Control, or assigning to the Employee responsibilities which are materially inconsistent with such prior position;

(iv)    the Company or an Affiliate requiring the Employee to be based anywhere more than 45 miles from the location of Employee's office immediately prior to the Change in Control, except for required travel on the business of the Company or an Affiliate to an extent substantially consistent with the business travel obligations which the Employee undertook on behalf of the Company or its Affiliates prior to the Change in Control; or

(v)    the failure of the Company to obtain the binding agreement of any successor to the Company expressly to assume and agree to fully perform the Company's obligations under this Policy, as contemplated in Section 11(f) hereof;

in each case after notice in writing from the Employee to the Company within 90 days after the initial occurrence of the event or initial existence of the condition constituting Good Reason, and after a period of 30 days after such notice has been given during which the Company or an Affiliate fails to correct such conduct or condition. Immaterial diminutions in compensation or authority, duties or responsibilities (with materiality determined under Treasury Regulation § 1.409A-1(n)(ii)) shall not constitute "Good Reason"; unless otherwise required by Section 409A, a diminution of 1% of total direct compensation shall be deemed material.

(o)    "LTIP" means a long-term performance incentive plan of the Company under the SAIP.

(p)    "Plan" means any compensation plan of the Company or an Affiliate such as an incentive, stock option or restricted stock plan or any employee benefit plan of the Company or an Affiliate such as a pension, profit sharing, medical, dental or life insurance plan.

(q)    "Prior Executive Severance Agreement" means an Executive Severance Agreement between the Employee and the Company in effect immediately prior to the Effective Date of this Policy.

(r)    "Retirement" means retirement at the election of the Employee after attaining age 62 or such earlier “Retirement” date under the terms of the applicable Company or Affiliate pension or retirement plan.

(s)    "Retirement Plan" means the Company's or an Affiliate’s tax-qualified pension plan in which the Employee participates, as the same may be modified, replaced or added to by the Company or an Affiliate from time to time.

(t)    “SAIP” shall mean the Company 2010 Stock Award and Incentive Plan, as such Plan may be amended from time to time.

(u)    “Severance Payments and Benefits” shall mean all payments and benefits paid or payable to an Employee under this Policy, including, without limitation, payments described in Annexes I and II, payments made as a result of acceleration of vesting of Awards under Section 5 of this Policy (including the vesting of an option or other non-cash benefit or property), Gross-Up Payments and other amounts described in Section 6 of this Policy.

(v)    “Stock” or “Share” means the Company’s Common Stock, par value 12½ ¢ per share, and any other equity securities of the Company that may be substituted or re-substituted for Stock pursuant to Section 11(c) of the Plan.

3.    Eligibility. Each officer of the Company or other key executive or employee of the Company or its Affiliates who has been designated in writing by the Committee shall be eligible for the Severance Payments and Benefits and other provisions of this Policy if his or her termination of employment qualifies hereunder. Eligible persons shall include persons employed outside the United States, if designated by the Committee and subject to Section 11(h) of this Policy.

4.    Severance Payments and Benefits. For each class or tier of Employees eligible to participate under this Policy, the Committee shall specify the terms and conditions under which Severance Payments and Benefits will be paid and other terms and conditions of participation.

5.    Acceleration of Equity Awards Upon a Change in Control; Certain Provisions Applicable to Equity Awards.

(a)    Acceleration Upon Change in Control. In the event of a Change in Control, the following provisions will apply to any Company stock options, restricted stock and other equity Awards based on Company Stock then held by the Employee, other than Designated Awards and limited stock appreciation rights relating thereto, provided that,Company stock options, restricted stock and other equity awards granted on or after December 14, 2010 will not be governed by this Section 5(a), but instead will be governed by Section 5(b):

(i)    Any such Company option or other award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the time of the Change in Control, except that if a Company option or other such award is intended to be a deferral of compensation fully compliant with Code Section 409A, the additional restrictions on the exercise of such award under the applicable plan or award agreement shall also apply.

(ii)    All forfeiture conditions, deferral of settlement conditions, and other restrictions applicable to such restricted stock and other equity awards shall lapse (other than as set forth in Section 7 hereof) and such awards shall be fully payable or settleable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Employee or other express Employee election to defer beyond a Change in Control; provided, however, that, in the case of an award that constitutes a deferral of compensation under Code Section 409A (excluding any "grandfathered" award), the end of any deferral period and settlement of the award shall occur only if, in connection with the Change in Control, there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulation § 1.409A-3(i)(5)) (but forfeiture conditions relating to such award will lapse), and any waiver or express election to defer such an award subject to Section 409A shall be subject to the requirements of Section 10(g)(ii).

(iii)    With respect to such an outstanding equity award subject to achievement of performance goals and conditions, such award will be governed by the applicable plan, award document(s), other agreement governing such award, or other applicable terms of this Policy.

Notwithstanding the foregoing, Section 7 shall continue to apply to any such award in accordance with its terms.

(b)    Treatment of Equity Awards Granted On or After December 14, 2010. In the event of a Change in Control, Company stock options, restricted stock or other equity award granted on or after December 14, 2010 will be governed by the applicable plan, award document(s), other agreement governing such award, or other applicable provision of this Policy.

(c)    More Favorable Terms Apply. If and to the extent that the terms of a Company option, restricted stock award, or other award based on Company Common Stock are more favorable to the Employee, in the event of a Change in Control, than those terms provided under this Section 5, those terms shall apply, and this Section 5 shall not operate in any way to restrict or cut back on the rights of the Employee with respect to such award.

6.    Effect of Federal Excise Tax.

(a)    Pre-Amendment Employees and New Employees Generally. This Section 6 specifies certain adjustments to payments to an Employee who becomes entitled to one or more Severance Payments and Benefits in connection with a Change in Control or termination of employment during the two years following a Change in Control if such Employee is or would be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax that may be imposed) (the "Excise Tax"). If such Employee (an “Affected Employee”) was designated as a Tier I or Tier II level participant under this Policy on or before March 8, 2010 and the Affected Employee has not been terminated for Cause (a “Pre-Amendment Employee”), the Company will pay to the Employee an additional amount (the "Gross-Up Payment") or reduce payments to the Pre-Amendment Employee if and to the extent so provided in Section 6(b). If an Affected Employee is not a Pre-Amendment Employee, the Company will reduce payments to such Affected Employee (a “New Employee”) if and to the extent so provided in Section 6(c).

(b)    Gross-Up or Cut-Back for Pre-Amendment Employee. In the case of a Pre-Amendment Employee, the Company will pay to the Pre-Amendment Employee a Gross-Up Payment in an amount such that, after the payment by the Employee of all taxes (including without limitation all income and employment tax and Excise Tax, and treating as a tax the lost tax benefit resulting from the disallowance of any deduction of the Employee by virtue of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income), and interest and penalties with respect to such taxes, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Severance Payments and Benefits. The foregoing notwithstanding, if a reduction of any compensation under Section 4 or vesting of equity awards under Section 5 by an amount not exceeding 10% of the Safe Harbor Amount would avoid the imposition of the Excise Tax on the Employee, compensation pursuant to Section 4 and/or vesting of equity awards under Section 5 of this Agreement shall be reduced to the extent necessary, but not more than 10% of the Safe Harbor Amount, to result in no imposition of Excise Tax on the Employee. The "Safe Harbor Amount" shall mean one dollar less than 300% of the Affected Employee’s "base amount" as determined in accordance with Section 280G(b)(3) of the Code.

(c)    Cut-Back for New Employee to Maximize Retained After-Tax Amounts. In the case of a New Employee, the Company will reduce Severance Payments and Benefits to the Reduced Amount (as defined below) if but only if reducing the Severance Payments and Benefits would provide to the New Employee a greater net after-tax amount of Severance Payments and Benefits than would be the case if no such reduction took place. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of the Severance Payments and Benefits without causing any Severance Payment and Benefit to be subject to Excise Tax, determined in accordance with Section 280G(d)(4) of the Code. Any reduction in Severance Payments and Benefits shall be implemented in accordance with Section 6(d).

(d)    Implementation Rules. Any reduction in payments under Section 6(b) or 6(c) shall apply to cash payments and/or vesting of equity awards so as to minimize the amount of compensation that is reduced (i.e., it applies to payments or vesting that to the greatest extent represent parachute payments), with the amount of compensation based on vesting to be measured (to be minimally reduced, for purposes of this provision) by the intrinsic value of the equity award at the date of such vesting. The Employee shall be advised of the determination as to which compensation will be reduced and the reasons therefor, and the Employee and his or her advisors will be entitled to present information that may be relevant to this determination. No reduction shall be applied to an amount that constitutes a deferral of compensation under Code Section 409A except for amounts that have become payable at the time of the reduction and as to which the reduction will not result in a non-reduction in a corresponding amount that is a deferral of compensation under Code Section 409A that is not currently payable.

For purposes of determining whether any of the Severance Payments and Benefits will be subject to the Excise Tax and the amount of such Excise Tax:

(i)    The Severance Payments and Benefits shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to a majority of the Affected Employees, the Severance Payments and Benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax.

(ii)    The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-Up Payment, the Pre-Amendment Employee shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined with regard to limitations on deductions based upon the amount of the Employee's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, the Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Employee or otherwise realized as a benefit by the Employee) the portion of the Gross-Up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

For purposes of determining reductions in compensation under Section 6(b) or 6(c), the Affected Employee shall be deemed (A) to pay federal income taxes at the applicable rates of federal income taxation for the calendar year in which the compensation would be payable; and (B) to pay any applicable state and local income taxes at the applicable rates of taxation for the calendar year in which the compensation would be payable, taking into account any effect on federal income taxes from payment of state and local income taxes. Compensation will be adjusted not later than the applicable deadline under Code Section 409A to provide for accurate payments under the cut-back provision of Section 6(b) and Section 6(c), but after any such deadline no further adjustment will be made if it would result in a tax penalty under Section 409A.

(e)    Other Terms Relating to Gross-Up Payment. Subject to Section 10(a)(iii), the Gross-Up Payment provided for in Section 6(b) above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Severance Payments and Benefits (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-Up Payment is made, the amount of each Gross-Up Payment shall be computed so as not to duplicate any prior Gross-Up Payment.

(f)    Internal Revenue Service Proceedings. The Company shall have the right to control all proceedings with the Internal Revenue Service (or relating thereto) that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-Up Payment would be payable or compensation reduced hereunder, and the Employee shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Employee shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

7.    Conditions to Receipt of Severance Payments and Benefits: Forfeiture and Repayment Obligations.

(a)    Conditions to Receipt of Payments; Employee Obligations. The following requirements must be met by the Employee as a condition to the right to receive, continue to receive, or retain Severance Payments and Benefits under this Policy:

(i)    The Employee, acting directly or indirectly, shall not, during the period of employment and the twelve month period following separation of employment, become employed by, render services for, serve as an agent or consultant to, or become a partner, member, principal, shareholder or other owner of any of the following entities: Firmenich, S.A., Givaudan, S.A., V. Mane Fils, S.A., Robertet, S.A., Symrise A.G., Takasago International Corporation, Wild Flavors GmbH, or any of their respective Affiliates.

(ii)    The Employee, acting directly or indirectly, shall not, during the period of employment and the twenty-four month period following separation of employment, (1) solicit, induce, divert, employ or retain, or interfere with or attempt to influence the relationship of the Company or any of its Affiliates, with any person or entity that is or was, during the last twelve (12) months of the Employee’s employment with the Company, (i) an employee of the Company or any of its Affiliates or (ii) a person engaged to provide services to the Company or any of its Affiliates; or (2) interfere with or attempt to influence the relationship of the Company or any of its Affiliates with any customer, supplier or other person with whom the Company or any of its Affiliates does business.

(iii)    The Employee shall not, at any time, directly or indirectly (a) disclose any Confidential Information (as defined below) to any person (other than, only with respect to the period that the Employee is employed by the Company or Affiliate, to an employee or outside advisor of the Company or such Affiliate who requires such information to perform his or her duties for the Company or Affiliate) or (b) use, sell or otherwise transfer, any Confidential Information for Employee’s own benefit or the benefit of any third party. “Confidential Information,” shall mean confidential, proprietary or commercially sensitive information relating to the Company, its Affiliates, or their employees, board members, customers, vendors, or other business partners and their businesses, operations, or affairs, including, without limitation, information relating to products, formulations, protocols, processes, designs, formulae, ideas, know-how, test methods, evaluation techniques, patents, trade secrets, scientific or technical data, regardless of the form in which it is maintained or provided, orally or in writing, whether prepared by the Company, a third party or Employee, together with all analyses, compilations, notes and other documents relating thereto.

(iv)    The Employee shall cooperate with the Company and any Affiliate by making himself or herself available to testify on behalf of the Company or such Affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and shall not otherwise fail to assist the Company or any Affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such Affiliate, as reasonably requested.

(v)    The Employee shall not, during the period of employment, engage in willful misconduct or violation of a Company policy that is materially detrimental to the Company or any Affiliate, as determined by the Committee in its sole discretion.

(vi)    The Employee shall, upon separation of employment with the Company or Affiliate, return to the Company or Affiliate all property of the Company, its Affiliates, customers and vendors in Employee’s possession or control including, without limitation, all materials, work product or documents containing or pertaining to Confidential Information, and including without limitation, any Company car, all computers (including laptops), cell phones, keys, PDAs, Blackberries, iPhones, Androids, iPads, credit cards, printers, facsimile machines, televisions, card access to any Company building, customer lists, reports, files, e-mails, work papers, memoranda, notes, formulae, tapes, programs, records and software, computer access codes or disks, instructional manuals, and other similar materials or documents used, received or prepared or supervised by Employee in connection with Employee’s work for Company. Employee shall not retain any copies, duplicates, reproductions or excerpts of any of the aforementioned materials or documents and shall not at any time use, recreate or reproduce any said materials or documents.

(b)    Forfeiture and Repayment Obligations

(i)Due to Employee Failure to Comply with Obligations. If an Employee fails to comply with any of the obligations set forth in Section 7(a) (a “Covenant Forfeiture Event”):

a.the Company shall have no obligation to make or provide any Severance Payments and Benefits to the Employee under this Policy; and

b.The Employee will forfeit or repay, as the case may be, all Severance Payments and Benefits under this Policy, whether such Severance Payments and Benefits are vested or unvested or paid or unpaid that were granted or paid during the 24-month period immediately prior to Employee’s first act or omission that violates any of Section 7(a)(i)-(vi), through the date on which the Company discovers the Employee’s last violation.

(ii)Due to an Accounting Restatement or Misstatement. If the Company is required to prepare an accounting restatement, or if the Company determines that it has misstated its financial results, whether or not as a result of misconduct on the part of the Employee (an “Accounting Forfeiture Event” and, together with a “Covenant Forfeiture Event, a “Forfeiture Event”)), then, the Employee shall forfeit or repay the Excess Compensation (as defined below) that was granted or paid during the 12-month period covered by such misstated financial statement through the later of (A) the date of the filing of a restatement where an accounting restatement is required to be filed; (B) the date of the discovery of the misstated financials where any accounting restatement is not required to be filed; or (C) any later date as may be required by applicable law, including the Dodd–Frank Wall Street Reform and Consumer Protection Act.

a.    For purposes of this Section 7(b)(ii), the term “Excess Compensation” means, the difference between (A) the fair market value of the cash or stock paid to or received by the Employee as part of its Severance Payments and Benefits less (B) the fair market value of the cash or stock that would have been paid to or received by the Employee had the financial statements requiring the misstatement or restatement been properly stated, as determined by the Committee in its sole discretion.

(iii)Any policy of the Company providing for forfeiture or recoupment of compensation, including Section 10 of the SAIP, shall apply by its terms and shall not be deemed limited in any way by this Section 7 or any other provision of this Policy.

(iv)Any clawback or recoupment provisions required by law, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations thereunder, shall apply to the Severance Payments and Benefits paid or payable under this Policy.

(v)Any Severance Payments and Benefits subject to repayment by the Employee under this Section 7 must be repaid to the Company, in the manner and on such terms and conditions as shall be required by the Company by written notice to the Employee.

(vi)Any Severance Payments and Benefits subject to forfeiture will be forfeited immediately upon written notice to Employee from the Company.

(vii)For the avoidance of doubt, forfeiture and repayment obligations under this Section 7 (a) shall include the unexercised portion of any Award not then vested, and any amounts paid to Employee on settlement or vesting of an Award but (b) shall not include (x) the Employee's annual salary that had been payable as of the Employee’s termination of employment date, including any salary which had been earned or becomes payable as of the Employee’s termination of employment date but which had not yet been paid to the Employee and any unreimbursed business expenses reimbursable under Company policies then in effect, (y) cash payments under welfare benefit plans and (z) any amount paid by Employee to the Company as a condition of or in connection with settlement of a forfeited Award.

(c)    Employee Obligation to Execute Release and Termination Agreement. The Company's obligations under this Policy to make and provide Severance Payments and Benefits is also conditioned upon the Employee's signing a release and termination agreement and the expiration of any revocation period set forth therein. The Committee shall specify the form and content of such agreement, and may modify such form and content from time to time; provided, however, that, such agreement shall set forth the obligations in this Section 7 and the Employee shall agree to comply therewith, and the Employee shall agree to the terms of this Section 7; and provided further, that during the two years following a Change in Control, such agreement shall not be modified in a manner that increases the obligations or decreases the rights of the Employee as compared to the form of such agreement in use prior to the Change in Control.

(d)      Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in Section 7(a)(i) shall be deemed to be incorporated into Severance Payments and Benefits, an Employee is not thereby prohibited from engaging in an activity identified in Section 7(a)(i) solely as a result of such provision. Rather, the non-occurrence of the Forfeiture Events set forth in Section 7(a)(i) is a condition to the Employee’s right to realize and retain value from his or her Severance Payments and Benefits, and the consequence under this Policy if the Employee engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Employee shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 7(a)(i).

(e)    No Limitation of Rights. Any forfeiture or repayment under this Section 7 is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company under applicable law, including, without limitation, the right to (i) dismiss the Employee, (ii) adjust the future compensation of the Employee, or (iii) take such other action to enforce the Employee’s obligations to Company as the Company may deem appropriate in view of the facts and circumstances surrounding the particular situation.

(f)     Committee Discretion. The Committee shall have the authority, in its sole discretion, to interpret and construe the provisions of this Section 7 and to make all determinations with respect hereto, including the determination of whether a Forfeiture Event has occurred, the timing of such Forfeiture Event and the amount and form of any forfeiture or reimbursement to be made to the Company from an Employee. The Committee may consider such factors as it deems relevant in making such determinations, including the factors contributing to the Forfeiture Event, harm or potential harm to the Company, the nature and severity of an Employee’s behavior or conduct, legal and tax considerations and other facts and circumstances relating to a particular situation. All interpretations, constructions and determinations made by the Committee hereunder shall be final and binding on the Company and the Employee and the determinations of the Committee need not be uniform with respect to all Employees or situations. The Committee may waive in whole or in part the Company’s right of recapture or impose additional conditions on an Award granted to an Employee under this Policy.

8.    Other Provisions Applicable to Severance Payments and Benefits.

(a)    Timing of Payments. Subject to Section 10, all payments required to be paid as a lump sum under Section 4 and any Annex hereto implementing Section 4 shall be paid not later than the 15th day following the date of termination of Employee's employment (or the date such lump sum otherwise became payable hereunder). Other payments shall be made as promptly as practicable following the earliest date such payments are due, subject to Section 10.

(b)    Limitation of Benefits In Case of Certain Business Dispositions. Notwithstanding anything in this Policy to the contrary, an Employee shall not be entitled to any Severance Payments or Benefits upon a termination of employment prior to or more than two years after a Change in Control under Section 4, and any Annex implementing Section 4, unless the Committee in its sole discretion provides otherwise, in the event such termination of employment results from the sale or spin-off of an Affiliate, the sale of a division, other business unit or facility in which the Employee was employed immediately prior to such sale, and the Employee has been offered employment with the purchaser of such Affiliate, division, other business unit or facility or the spun-off entity on substantially the same terms and conditions under which the Employee worked prior to the sale. Such terms and conditions must include an agreement or plan binding on such purchaser or spun-off entity providing that, upon any termination of the Employee's employment with the purchaser or spun-off entity of the kinds described in Section 4, and any Annex hereto applicable to the Employee, within two years following such sale or spin-off (but not past the attainment of age 65 by the Employee), the purchaser or spun-off entity shall pay to such Employee amounts comparable to the payments that the Employee would have received under the applicable provision of Section 4 and such Annex, and provide comparable benefits, as if the Employee had been terminated in like circumstances at the time of such sale and provided payments and benefits under this Policy.

(c)    Deferrals Included in Salary and Bonus. All references in this Policy to salary and annual incentive amounts mean those amounts before reduction pursuant to any deferred compensation plan or agreement.

(d)    Payments and Benefits to Beneficiary Upon Employee's Death. In the event of the death of an Employee, all payments and benefits hereunder due to such Employee shall be paid or provided to his or her Beneficiary.

(e)    Transfers of Employment. Anything in this Policy to the contrary notwithstanding, a transfer of employment from the Company to an Affiliate or vice versa shall not be considered a termination of employment for purposes of this Policy.

(f)    Calculation of Months. Provisions of this Policy which calculate the number of months remaining until age 65 will treat, for example, the period from August 16 through October 15 as two whole months, will treat any remaining partial month as one whole month, and will treat any negative number resulting from termination after age 65 as zero.

9.    Other Plans and Policies; Non-Duplication of Payments or Benefits.

(a)    Rights Under Other Plans. Except to the extent that the terms of this Policy confer rights to Severance Payments and Benefits that are more favorable to the Employee than are available under any other employee (including executive) benefit plan or executive compensation plan of the Company or an Affiliate in which the Employee is a participant, the Employee's rights under any such employee (including executive) benefit plan or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by the Company from time to time), except as otherwise provided in Section 5.

(b)    Superseded Agreements and Rights. This Policy constitutes the entire understanding between the Company and the Employee relating to Severance Payments and Benefits to be paid or provided to the Employee by the Company and its Affiliates, and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Policy, except as otherwise provided in this Section 9(b). In order for the Employee to be entitled to any Severance Payments or Benefits under this Policy, Employee must agree, within such period after the Committee has designated Employee as eligible to be covered by the Policy as the Committee may specify, that the Employee shall not be entitled to benefits under any Prior Executive Severance Agreement between the Company and the Employee. If, however, the Employee has previously entered or after the Effective Date enters into an employment agreement with the Company or an Affiliate, that employment agreement will not be superseded by this Policy unless it specifically so provides.

(c)    Non-Duplication of Payments and Benefits. The Employee shall not be entitled to any Severance Payment or Benefit under this Policy which duplicates a payment or benefit received or receivable by the Employee under any other employment agreement, severance agreement, or other agreement or understanding, or under any employee (including executive) compensation or benefit plan, of the Company or an Affiliate.

(d)    Proration Calculations. If a prorated portion of an AIP Award, LTIP Award or other performance-based Award remains earnable following termination of employment, the proration calculation will apply to any designated target, threshold or maximum levels applicable to such Award. Thus, the final Award earned and paid out based on performance over the entire performance period (or target or other specified level of performance, if applicable) will equal the Award that would have been earned and paid out at that level multiplied by the proration fraction. If any Award is payable based on a proration calculation, the portion not earnable or not earned under such calculation will be forfeited.

10.    Special Rules for Compliance with Code Section 409A. This Section 10 serves to ensure compliance with applicable requirements of Code Section 409A. Certain provisions of this Section 10 modify other provisions of this Policy and the "Designations of Participants and Terms" annexed to this Policy (the "Designations"). If the terms of this Section 10 conflict with other terms of the Policy or the terms of the Designations, the terms of this Section 10 control. This Section 10 is effective as of December 31, 2007, but the Company generally will apply these rules before that date in connection with its good faith compliance with Code Section 409A and the guidance thereunder.

(a)    Timing of Certain Payments. Severance Payments and Benefits specified under this Policy shall be paid at the times specified as follows:

(i)	Accrued Payments at Termination. Certain provisions of this Policy require payment of amounts accrued at the date of an Employee's termination of employment, specifically:

The Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

These amounts shall be payable at the date the amounts otherwise would have been payable under Company policies if the Employee's employment had not terminated, but in no event more than 60 days after termination of employment.

(ii)
Performance-Based Payments. Any amount payable at the time a performance-based incentive Award otherwise would be payable if employment had not terminated must be paid within 60 days after the date such Award becomes payable.

(iii)
Gross-Up. Gross-up Payments will be made at the time specified in Section 6, and in any event the gross-up must be paid no later than the end of Employee's taxable year next following Employee's taxable year in which Employee remits the related taxes to the taxing authorities.

(iv)
Legal Fees and Expenses. Any legal fees and expenses of Employee payable by the Company under Section 11(c) shall be paid within 30 days of the date the Company receives the bill therefor, and in any event the fees and expenses must be paid or reimbursed no later than the end of Employee's taxable year next following Employee's taxable year in which the legal fee or expense was incurred.

(v)	Other Prompt Payments. Any payment or benefit required under Section 8(a) of the Policy to be paid promptly following a date or event shall be paid within 30 days after such date or event.

(vi)
No Employee Influence on Year of Payment. In the case of any payment under the Policy payable during a specified period of time following a termination or other event, if such permitted payment period begins in one calendar year and ends in a subsequent calendar year, the Employee shall have no right to elect in which year the payment will be made, and the Company's determination of when to make the payment shall not be influenced in any way the Employee.

(b)    Special Rules for Severance Payments. In the case of Severance Payments and Benefits payable solely due to a termination by the Company not for Cause or, within two years after a Change in Control, by the Employee for Good Reason, the following rules will apply:

(i)
Separate Payments. Any lump-sum payment and each installment payment of Severance Payments and Benefits shall be deemed a separate payment for all purposes, including for purposes of Section 409A. The portion of a lump-sum payment of Severance Payments and Benefits payable for specified terminations in the period of two years following a Change in Control that exceeds the present value of the installment payments of Severance Payments and Benefits that would be payable for a specified termination not within two years following a Change in Control will be deemed to be a separate payment for all purposes, including for purposes of Section 409A (the "Separate Lump Sum").

(ii)	Installment Payment Rules. Installment payments shall be made at the dates specified in the applicable provision of the Designation, except that, in the case of any payment of installments in which the third monthly installment would be in March of the year following termination, such payment will be made between March 1 and March 15 of that March. Accordingly, three or more of the installments of Severance Payments and Benefits payable in installments shall constitute a short-term deferral under Treasury Regulation § 1.409A-1(b)(4). Severance Payments and Benefits payable in installments within six months after the Employee's termination of employment, other than those deemed to be short-term deferrals, shall be deemed to be paid under the "two-year/two-times" exclusion from being a deferral of compensation under Treasury Regulation § 1.409A-1(b)(9)(iii), up to the limit applicable under that Treasury Regulation. To the extent any portion of the amount excludable under the “two-year/two-times” exclusion remains after application in accordance with the preceding sentence, such amount shall apply to the other installments in reverse order of the payment date of such installments (i.e., the latest installments that can be covered by the exclusion will be so covered, to the extent of the exclusion). Any payments not excluded from being deferrals of compensation subject to Section 409A shall be payable at the applicable payment date, subject to Section 6(c).

(iii)
Lump-Sum Severance Payment Rules. If Severance Payments and Benefits are payable as a lump-sum payment, the amount of Severance Payments and Benefits payable at the date specified in Section 8(a) of the Policy (i.e., without the six-month delay) shall equal (A) the present value of the amount of Severance Payments and Benefits that would have been payable assuming Severance Payments and Benefits were instead payable due to a termination not for Cause prior to a Change in Control to the extent such amount qualifies as a short-term deferral under Code Section 409A, plus (B) the maximum amount of Severance Payments and Benefits payable under the "two-year/two-times" exclusion from being a deferral of compensation under Treasury Regulation § 1.409A-1(b)(9)(iii), plus (C) the Separate Lump Sum identified in Section 10(b)(i) above (if this amount qualifies as a short-term deferral under Code Section 409A), plus (D), if the six-month delay rule in Section 10(c) does not apply, all remaining amounts of the Severance Payments and Benefits (subject to Section 10(b)(iv)). Any other amounts of such Severance Payments and Benefits (i.e., amounts subject to the six-month delay rule) shall be paid at the date six months after the date of Employee's termination, together with applicable interest, subject to Section 10(b)(iv).

(iv)    Special Rule if Change in Control Is Not a 409A Change in Control. If Severance Payments and Benefits are payable as a lump-sum governed by Section 10(b)(iii), and any separate payment corresponding to an installment payment that would have been payable upon a qualifying termination prior to a Change in Control constitutes a deferral of compensation under Code Section 409A, and the termination of employment triggering such payments is not a separation from service that occurred within two years following a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation § 1.409A-3(i)(5) (a "409A Change in Control"), then, notwithstanding Section 10(b)(iii), any payment of such amounts shall be made at the applicable date under Section 10(b)(ii) and Section 10(c).

(c)    Six-Month Delay Rule.

(i)	General Rule. The six-month delay rule will apply to certain payments and benefits under the Policy if all of the following conditions are met:

(A)
The Employee is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) for the year in which the separation from service occurs. The Company will determine status of “key employees” annually, under administrative procedures applicable to all Section 409A plans and applied in accordance with Treasury Regulation § 1.409A-1(i).

(B)	The Company’s stock is publicly traded on an established securities market or otherwise.

(C)
The payment or benefit in question is a deferral of compensation and not excepted or excluded from being such by the short-term deferral rule, or the "two-years/two-times" rule in Treasury Regulation § 1.409A-1(b)(9)(iii), or any other exception or exclusion; provided, however, that the exclusion under Treasury Regulation § 1.409A-1(b)(9)(v)(D) shall apply in the case of Severance Payments and Benefits only if and to the extent that it is not necessary to apply to any other payment or benefit payable within six months after the Employee's separation from service.

(ii)
Effect of Rule. If it applies, the six-month delay rule will delay a payment or benefit which otherwise would be payable under this Policy within six months after the Employee's separation from service.

(A)	Any delayed payment or benefit shall be paid on the date six months after the Employee's separation from service.

(B)
During the six-month delay period, accelerated payment will occur in the event of the Employee's death but not for any other reason (including no acceleration upon a Change in Control), except as otherwise permitted under Section 409A.

(C)
Any payment that is not triggered by a separation from service, or is triggered by a separation from service but would be made more than six months after separation (without applying this six-month delay rule), shall be unaffected by the six-month delay rule.

(iii)
Limit to Application of Six-Month Delay Rule. If the terms of any agreement or other document relating to this Policy impose this six-month delay rule in circumstances in which it is not required for compliance with Section 409A, those terms shall not be given effect.

(d)    "Termination of Employment" Defined. For purposes of this Policy, a "termination of employment" means a separation from service within the meaning of Treasury Regulation § 1.409A-1(h), except for a termination of employment providing for payments or benefits that are "grandfathered" or excluded from being a deferral of compensation under Code Section 409A.

(e)    Performance-Goal Applies to AIP and LTIP Awards in Certain Cases. In the case of an Employee's termination of employment within two years after a Change in Control, if such termination is a Retirement or a termination due to Disability in which the Employee has elected voluntarily to terminate (but not a termination due to Disability if the Company has elected such termination), the payment of any amount (prorated or otherwise) based on the target annual incentive under any AIP (as under Section II(f)(ii) of each of the Designations) or based on the target LTIP Award for a performance period (as under Section II(f)(vi) of each of the Designations) shall be made to the Employee only if one of the following performance conditions, related to the financial success of the Company, have been satisfied:

(i)
The minimum performance that is a condition for payment of the incentive award at the level that would authorize any positive payment under the incentive award is achieved over the entire performance period; or

(ii)
For financial reporting purposes, the Company has determined for any quarterly reporting period ending at or after the date of termination through the end of the performance period that achievement of the minimum level of performance specified in (i) is probable (so that accounting expense is accrued relating to the award); or

(iii)
The Company's earnings before taxes reportable in its financial statements for any quarterly reporting period ending at or after the date of termination through the end of the year of termination or the later end of the performance period, or for the full year of termination, are positive.

The payment of any such amount shall be made within 30 days after the Committee has determined that any of the performance conditions hereunder has been achieved.

(f)    Settlement of Stock Units. Any provision of the Designations (including Sections II(c)(iv), II(d)(vi), and II(f)(iv)) providing for accelerated settlement of restricted stock units or stock units (including performance-based awards in the nature of stock units), other than stock units "grandfathered" under Code Section 409A, shall have no effect. However, those provisions will continue to apply by their terms with respect to the lapse of the risk of forfeiture of such awards. The timing of settlement of such awards shall be governed by specific documents governing the compliance of such stock units with Code Section 409A.

(g)    Other Provisions.

(i)
Good Reason. The definition of "Good Reason" in Section 2(n) of the Policy is intended to constitute an "involuntary separation" within the meaning of Treasury Regulation § 1.409A-1(n), and shall be so construed and interpreted.

(ii)
Deferrals and Waivers of Settlement. Certain provisions of the Policy and Designations, specifically Policy Section 5(a)(ii) and Designations Section II(d)(vi) and Section II(f)(iv), refer to deferrals and waivers of settlement of awards. Any such deferral or waiver relating to an award that is a deferral of compensation subject to Section 409A (i.e., is not a "grandfathered" award or excluded from Section 409A) will be permitted only in accordance with the provisions specified in Section 5(b) of the Company's Deferred Compensation Plan, as amended and restated October 8, 2007, subject to any additional limitations as may be necessary for compliance with Code Section 409A.

(iii)
Continued Benefits. Medical, dental and group life and disability benefits shall be continued as specified in Designation Sections II(a)(vi) and II(d)(ix), subject to any applicable requirements under Treasury Regulation § 1.409A-1. If any of these benefits are not excluded from being deferrals of compensation under Code Section 409A, in addition to any other requirement regarding the timing of payment, the benefits or any payments in lieu of the benefits shall be made no later than the end of Employee's taxable year next following Employee's taxable year in which the benefit or expense was due to be paid.

(iv)
Excess Benefit Plan. The Company shall have no authority to elect to pay the present value of accrued obligations to the Employee under the Excess Benefit Plan as a lump sum except for "grandfathered" accrued obligations and except as permitted in compliance with Code Section 409A (including transition rules and as permitted under Treasury Regulation § 1.409A-3(j)(4)). In addition, the terms of any "rabbi trust" required or permitted to be established under the Policy in connection with the Excess Benefit Plan or otherwise shall be limited as required by Code Section 409A.

(v)	Other Separate Payments. In addition to the provisions of Section 10(b)(i), each other payment or benefit payable under this Policy shall be deemed a separate payment for all purposes, including for purposes of Section 409A.

(vi)
Non-transferability. No right of an Employee to any payment or benefit under this Policy shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or of any beneficiary of the Employee.

(vii)
No Acceleration. The timing of payments and benefits under the Policy may not be accelerated to occur before the time specified for payment hereunder, except to the extent permitted under Treasury Regulation § 1.409A-3(j)(4) or as otherwise permitted under Code Section 409A without the Employee incurring a tax penalty.

(viii)
Limitation on Offsets. If the Company has a right of offset that could apply to a payment that constitutes a deferral of compensation under Section 409A, such right may only be exercised at the time the payment would have been made to the Employee and may be exercised only as an offset against an obligation that arose within 30 days before and within the same year as the payment date if application of such offset right against an earlier obligation would not be permitted under Section 409A.

(ix)
Release and Termination Agreement. The Company will supply to an Employee a form of the release and termination agreement specified in Section 7(c) not later than the date of Employee's termination, which must be returned within the time period required by law and must not be revoked by Employee within the applicable time period (if any) in order for Employee to satisfy Section 7(c), such that it becomes legally effective. If any amount payable during a fixed period following Employee's termination is subject to the requirement or condition that Employee has executed and not revoked such agreement (including any case in which such fixed period would begin in one year and end in the next), the Company, in determining the time of payment of any such amount, will not be influenced by Employee or the timing of any action by Employee, including Employee's execution of such a release agreement and expiration of any revocation period. In particular, the Company retains discretion to deposit any payment hereunder in escrow at any time during such fixed period, so that such deposited amount is constructively received and taxable income to Employee upon deposit (it may be constructively received even in the absence of such deposit) but with distribution from such escrow remaining subject to Employee's execution and non-revocation of such release and termination agreement.

(h)    General Compliance. In addition to the foregoing provisions, the terms of this Policy, including any authority of the Company and rights of the Employee which constitute a deferral of compensation subject to 409A (and which is not grandfathered or excluded from being deemed such a deferral), shall be limited to those terms permitted under 409A without resulting in a tax penalty to Employee, and any terms not so permitted under 409A shall be modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Section 409A and the regulations and guidance issued thereunder. The Company and its employees and agents make no representation and are providing no advice regarding the taxation of the payments and benefits under this Policy, including with respect to taxes, interest and penalties under Section 409A and similar liabilities under state and local tax laws. No indemnification or gross-up is payable under this Policy with respect to any such tax, interest, or penalty under Section 409A or similar liability under state or local tax laws applicable to any employee, except that this provision does not limit the gross-up payable under Section 6 or affect the methodology for determining the gross-up payable under Section 6.

11.    Miscellaneous

(a)    Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld therefrom.

(b)    No Right To Employment. Nothing in this Policy shall be construed as giving any person the right to be retained in the employment of the Company or any Affiliate, nor shall it affect the right of the Company or any Affiliate to dismiss an Employee without any liability except as provided in this Policy.

(c)    Legal Fees. The Company shall pay all legal fees and related expenses incurred by an Employee in seeking to obtain or enforce any payment, benefit or right provided by this Policy; provided; however, that the Employee shall be required to repay any such amounts to the Company to the extent that an arbitrator or a court of competent jurisdiction issues a final, unappealable order setting forth a determination that the position taken by the Employee was frivolous or advanced in bad faith. The timing of payments under this Section 11(c) shall be subject to Section 10(a)(iv).

(d)    Amendment and Termination. The Board of Directors of the Company may amend or terminate this Policy at any time, provided, however (i) during the two years following a Change in Control, this Policy may not be amended or terminated in any manner materially adverse to an Employee without the written consent of such Employee, and (ii), at any other time, this Policy may not be amended or terminated in any manner materially adverse to an Employee except with 90 day’s advance notice to the affected Employee, and no such amendment or termination shall be effective to limit any right or benefit relating to a termination during the two years after a Change in Control under Section 4 and any Annex implementing Section 4, Section 5 or Section 6 if a Change in Control has occurred prior to the lapse of such 90-day notice period.

(e)    Governing Law; Arbitration. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS POLICY AND ANY RULES AND REGULATIONS RELATING TO THIS POLICY SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. If any provision hereof shall be held by a court or arbitrator of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. Any dispute or controversy arising under or in connection with this Policy shall be settled exclusively by arbitration in New York, New York by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and the Employee hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of New York, (ii) any of the courts of the State of New York, or (iii) any other court having jurisdiction. The Company and the Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Employee hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f)    Nonassignability. Payments and benefits under this Policy may not be assigned by the Employee. The terms and conditions of this Policy shall be binding on the successors and assigns of the Company.

(g)    No Duty to Mitigate. No employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Company becomes obligated to make under this Policy, and, except as expressly provided in this Policy, amounts or other benefits to be paid or provided to an Employee pursuant to this Policy shall not be reduced by reason of the Employee's obtaining other employment or receiving similar payments or benefits from another employer.

(h)     Employees Outside the United States. The Committee may modify the terms and conditions of participation of any Employee who is then resident or primarily employed outside the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such terms and conditions shall conform to the laws, regulations, sound business practices or customs of of the country in which the Employee is then resident or primarily employed. In no event shall payments or benefits be payable hereunder if and to the extent that such benefits would duplicate Severance Payments and Benefits payable in accordance with such laws, regulations, sound business practices and customs, although Severance Payments and Benefits payable hereunder may supplement those payable under such laws, regulations, sound business practices and customs. This Policy will be of no force or effect to the extent superseded by foreign law.

Annex I

Executive Separation Policy

TIER I

Designation of Participants and Terms

This document sets forth the means for designating participants at the Tier I participation level under the International Flavors & Fragrances Inc. Executive Separation Policy (the "Policy"), and the terms, conditions and levels of Separation Payments and Benefits for Tier 1 participants . All of the terms of the Policy are incorporated into this Annex, and capitalized terms defined in the Policy have the same meaning in this Annex.

I.    Designation of Participants in Tier I.

The Committee and/or the Board shall designate the Tier I participants under the Policy.

II.    Terms of Participation in Tier I

Subject to all of the terms and conditions of the Policy, including Section 10 (modifying certain terms hereof to comply with Code Section 409A), the terms and conditions set forth below apply to Employees designated as Tier I participants. This Annex shall have no application to Employees designated as participants at a level other than Tier I, unless the Committee shall adopt such terms and conditions and so specify in a separate Annex to the Policy.

(a)    Termination by the Company Not for Cause Prior to or More than Two Years After a Change in Control. An Employee who is eligible for Tier I Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than two years following a Change in Control, if such termination is by the Company (or its Affililates) other than for Cause and such termination is not due to death, Disability or Retirement, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A lump-sum cash payment of a prorated portion of the Employee's annual incentive under any AIP Award that would have become payable for performance in the year of termination had Employee's employment continued, with such Award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

(iii)    For a period terminating on the earlier of 18 months (24 months for executives hired prior to October 22, 2007 and having continuous service) following the date of termination of employment or the Employee's attaining age 65, Severance Payments and Benefits, paid periodically at the date annual salary payments would otherwise have been made, at a monthly rate equal to one-twelfth of the sum of the Employee's annual salary at the date of termination plus the Employee's average annual incentive award paid for performance in the three years preceding the year of termination under any AIP (or averaged over the lesser number of years during which the Employee was eligible for AIP Awards or, if not eligible before the year of termination, the Employee's target annual incentive under the AIP for the year of termination).

(iv)    Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

(v)     (A) The Employee's restricted stock and stock unit grants, including vesting and settlement terms, shall be governed by the terms of the SAIP and Award agreements in respect of such Awards, and (B), unless otherwise provided in the applicable plan or agreement evidencing the affected Award, a prorated portion of the Employee’s LTIP Awards will not be forfeited but will remain outstanding, based on the number of days during the performance period preceding Employee’s termination (divided by the total number of days in the performance period), with such prorated portion to be earned and payable at such time as the LTIP Awards for the applicable performance period otherwise become earned and payable based on actual performance, except that the Committee may, within 30 days after termination, instead make a good faith estimate of the actual performance achieved through the date of termination and rely on this estimate to determine the prorated portion payable in settlement of such LTIP Award, in which case such payment will constitute full settlement of such LTIP Award, with settlement to occur within 30 days after termination if the LTIP Award did not constitute a deferral of compensation under Code Section 409A (the settlement date otherwise applicable under the Award will apply if the Award did constitute a deferral of compensation under Code Section 409A). Any portion of the Employee’s LTIP Awards in excess of such prorated portion will be forfeited.

(vi)    For a period terminating on the earliest of 18 months (24 months for executives hired prior to October 22, 2007 and having continuous service) following the date of termination of employment, the commencement of eligibility for benefits under a new employer's welfare benefits plan, or the Employee's attaining age 65, the maintenance in effect for the continued benefit of the Employee and his dependents of:

(A)    all insured and self-insured medical and dental benefit Plans of the Company and Affiliates in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such Plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

(B)     the group life insurance, group accident insurance, and group disability insurance policies of the Company and its Affiliates then in effect and covering the Employee immediately prior to termination;

provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(a)(vi), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide to the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's Plans and policies.

(vii)    The Employee's benefits and rights under the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(b)    Termination by the Company for Cause or Voluntary Termination by the Employee Prior to or More than Two Years After a Change in Control. An Employee who is eligible for Tier I Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than two years following a Change in Control, if such termination is by the Company (or its Affiliates) for Cause or is voluntary by the Employee and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    No portion of the Employee's annual incentive under any AIP Award for the year of termination shall be or become payable.

(iii)    Unless otherwise determined by the Committee, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately forfeited and the Employee's options which have vested at or before the Employee's termination of employment (A), if termination is by the Company (or its Affiliates) for Cause, such options shall be immediately canceled, and (B), if termination is voluntary by the Employee, such options shall remain outstanding and exercisable only for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

(iv)    The Employee's restricted stock and stock unit grants and LTIP Awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

(v)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(c)    Termination Due to Death, Disability or Retirement Prior to or More than Two Years After a Change in Control. An Employee who is eligible for Tier I Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than two years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A cash payment of a prorated portion of the Employee's annual incentive under any AIP Award that would have become payable for performance in the year of termination had Employee's employment continued, with such Award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

(iii)    Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

(iv)    The Employee's restricted stock and stock unit Awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless deferred by the Employee in the case of termination due to Disability or Retirement, stock unit Awards shall be settled as promptly as practicable following termination (subject to Sections 10(f) and 10(g)(ii)).

(v)    A cash payment of a prorated portion of each of the Employee's LTIP Awards that would have become payable for each performance period on-going at the time of termination had Employee's employment continued through the end of such performance period, with such LTIP Award prorated based on the number of days during the performance period preceding the Employee's termination (divided by the total number of days in the performance period). This amount will be payable at such time as the LTIP Awards for the applicable performance period otherwise become payable, except the Committee may, within 30 days after termination, instead make a good faith estimate of the actual performance achieved through the date of termination and rely on this estimate to determine the amount payable in settlement of such LTIP Award, in which case such payment will constitute full settlement of such LTIP Award, with settlement to occur within 30 days after termination if the LTIP Award did not constitute a deferral of compensation under Code Section 409A (the settlement date otherwise applicable under the Award will apply if the Award did constitute a deferral of compensation under Code Section 409A). The foregoing notwithstanding, the payment provided by this Section II(c)(v) will be in shares rather than in cash for any portion of the LTIP Award that is intended to be classified as “equity” under FASB ASC Topic 718 if a right to receive cash for such portion of the LTIP Award under this provision would cause such portion to instead be classified as a “liability” under ASC Topic 718.
(vi)    The Employee's benefits and rights under any welfare benefit Plan,

the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(d)    Termination by the Company Not for Cause or by Employee for Good Reason Within Two Years After a Change in Control. An Employee who is eligible for Tier I Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment within two years following a Change in Control, if such termination is by the Company (or its Affiliates) not for Cause or is by the Employee for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A cash payment of a prorated portion of the Employee's annual incentive under any AIP Award, determined as the target annual incentive for the year of termination, with the Award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable as a lump sum.

(iii)     A lump-sum cash severance payment equal to the product of the Employee's Annual Compensation, multiplied by 3.

(iv)    A cash payment of a prorated portion of each of the Employee's LTIP Awards for each performance period on-going at the time of termination, determined as the target LTIP Award for that performance period, with each LTIP Award prorated based on the number of days during the performance period preceding the Employee's termination (divided by the total number of days in the performance period). This amount will be payable as a lump sum.

(v)    Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable for the remaining period until the stated expiration date of the option.

(vi)    The Employee's restricted stock and stock unit Awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee, stock unit Awards shall be settled as promptly as practicable following termination (subject to Sections 10(f) and 10(g)(ii)).

(vii)    The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan and/or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of the Company's Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(d), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or (D) the market price per share of Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.

(viii)    The Employee will be credited with additional age and years of service under any Excess Benefit Plan as though the Employee continued to be employed for a period of 36 months after termination at a rate of compensation equal to his or her Annual Compensation, and the Employee will be deemed to be fully vested under any such Excess Benefit Plan, with the time or times at which benefits are payable under any such Plan unchanged; provided, however, that if an Excess Benefit Plan does not permit such additional crediting of age and years of service, then Employee will be paid in a lump sum the present value of the additional benefits he would have received under such Plan had Employee's employment continued to the third anniversary of his termination at an annual rate of compensation equal to his or her Annual Compensation; provided further, that, subject to Section 10(g)(iv), the Company's obligations under any such Excess Benefit Plan shall be fully funded by deposits into a "rabbi trust" the trustee of which shall be independent of the Company and the terms of which shall preclude access by the Company to any of the trust assets, except for attachments by creditors of the Company upon insolvency or bankruptcy of the Company, until all obligations to the Employee and his beneficiaries have been satisfied; and provided further, that, subject to Section 10(g)(iv), the Company may elect to satisfy all obligations to the Employee and his beneficiaries by payment, as a lump sum, of the present value of the accrued benefit under any Excess Plan.

(ix)    For a period terminating on the earlier of 36 months following the date of termination of employment or the commencement of eligibility for benefits under a new employer's welfare benefits plan, the maintenance in effect for the continued benefit of the Employee and his dependents of:

(A)    all insured and self-insured medical and dental benefit plans of the Company and Affiliates in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

(B)     the group life insurance and group disability insurance policies of the Company and Affiliates then in effect for Employee;

provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(d)(ix), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's plans and policies. Notwithstanding anything to the contrary contained herein, in the event the Employee becomes eligible for benefits under a new employer's welfare benefit plan during the 36 month period following the date of termination, the benefits required to be provided to the employee pursuant to this Part II(d)(iv) shall be reduced by the amount of substantially similar benefits provided to the Employee at no additional cost by such new employer.

(e)    Termination by the Company for Cause or Voluntary Termination by the Employee Within Two Years After a Change in Control. An Employee who is eligible for Tier I Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within two years following a Change in Control, if such termination is by the Company (or its Affiliate) for Cause or is voluntary by the Employee not for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    No portion of the Employee's annual incentive under any AIP Award for the year of termination shall be or become payable.

(iii)    Unless otherwise determined by the Committee, if termination is by the Company (or its Affiliate) for Cause all of the Employee's options (vested and unvested) shall be immediately forfeited and canceled, and if termination is voluntary by the Employee, all of the Employee's options which have not vested at the time of his termination shall be immediately fully vested and exercisable, and all of the Employee's options which have vested at or before his termination shall remain outstanding and exercisable for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

(iv)    The Employee's restricted stock and stock unit grants and LTIP Awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

(v)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(f)    Termination Due to Death, Disability or Retirement Within Two Years After a Change in Control. An Employee who is eligible for Tier I Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within two years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause or voluntary by the Employee for Good Reason, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A cash payment of a prorated portion of the Employee's annual incentive under any AIP Award, determined as the target annual incentive for the year of termination, with the Award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination, subject to Section 10(e) in applicable cases. This amount will be payable as a lump sum.

(iii)    Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable after termination for the following periods (but in no event past the stated expiration date of the option): (A) for one year if termination resulted from the Employee's death, (B) three years if termination resulted from the Employee's Disability, or (C) for the remaining period until the stated expiration date of the option if termination resulted from Retirement. At the end of the applicable post-termination exercise period, such options shall be canceled.

(iv)    The Employee's restricted stock and stock unit Awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee in the case of termination due to Disability or Retirement, stock unit Awards shall be settled as promptly as practicable following termination (subject to Sections 10(f) and 10(g)(ii)).

(v)    The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(f), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or (D) the market price per share of Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.)

(vi)    A cash payment of a prorated portion of each of the Employee's LTIP

Awards that would have become payable for each performance period on-going at the time of termination, determined as the target LTIP Award for that performance period, with each LTIP Award prorated based on the number of days during the performance period preceding the Employee's termination (divided by the total number of days in the performance period), subject to Section 10(e) in applicable cases. This amount will be payable as a lump sum.

(vii)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans, except that the Employee will be deemed to be fully vested under any such Excess Benefit Plan.

(g)    Entitlement to Gross-Up; Applicability of Cut-Back Provisions. Tier I level participants who qualify as Pre-Amendment Employees as defined in Section 6(a) of the Policy shall be entitled to the Gross-Up Payment (or, in limited circumstances, the cut-back of compensation) if and to the extent so provided in Section 6(b) of the Policy. Tier I level participants who qualify as New Employees as defined in Section 6(a) of the Policy shall be subject to the reduction in compensation if and to the extent so provided in Section 6(c) of the Policy.

Annex II

Executive Separation Policy

TIER II

Designation of Participants and Terms

This document sets forth the means for designating participants at the Tier II participation level under the International Flavors & Fragrances Inc. Executive Separation Policy (the "Policy"), and the terms, conditions and levels of Separation Payments and Benefits for Tier II participants. All of the terms of the Policy are incorporated into this Annex, and capitalized terms defined in the Policy have the same meaning in this Annex.

I.    Designation of Participants in Tier II.

The Committee and/or the Board shall designate the Tier II participants under the Policy.

II.    Terms of Participation in Tier II

Subject to all of the terms and conditions of the Policy, including Section 10 (modifying certain terms hereof to comply with Code Section 409A), the terms and conditions set forth below apply to Employees designated as Tier II participants. This Annex shall have no application to Employees designated as participants at a level other than Tier II, unless the Committee shall adopt such terms and conditions and so specify in a separate Annex to the Policy.

(a)    Termination by the Company Not for Cause Prior to or More than Two Years After a Change in Control. An Employee who is eligible for Tier II Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than two years following a Change in Control, if such termination is by the Company (or its Affiliates) other than for Cause and such termination is not due to death, Disability or Retirement, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A lump-sum cash payment of a prorated portion of the Employee's annual incentive under any AIP Award that would have become payable for performance in the year of termination had Employee's employment continued, with such Award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

(iii)    For a period terminating on the earlier of 12 months (18 months for executives hired prior to October 22, 2007 and having continuous service) following the date of termination of employment or the Employee's attaining age 65, Severance Payments and Benefits, paid periodically at the date annual salary payments would otherwise have been made, at a monthly rate equal to one-twelfth of the sum of the Employee's annual salary at the date of termination plus the Employee's average annual incentive award paid for performance in the three years preceding the year of termination under any AIP (or averaged over the lesser number of years during which the Employee was eligible for AIP Awards or, if not eligible before the year of termination, the Employee's target annual incentive under the AIP for the year of termination).

(iv)    Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

(v)    (A) The Employee's restricted stock and stock unit grants, including vesting and settlement terms, shall be governed by the terms of the SAIP and Award agreements in respect of such Awards, and (B), unless otherwise provided in the applicable plan or the agreement evidencing the affected Award, a prorated portion of the Employee’s LTIP Awards will not be forfeited but will remain outstanding, based on the number of days during the performance period preceding Employee’s termination (divided by the total number of days in the performance period), with such prorated portion to be earned and payable at such time as the LTIP Awards for the applicable performance period otherwise become earned and payable based on actual performance, except that the Committee may, within 30 days after termination, instead make a good faith estimate of the actual performance achieved through the date of termination and rely on this estimate to determine the prorated portion payable in settlement of such LTIP Award, in which case such payment will constitute full settlement of such LTIP Award, with settlement to occur within 30 days after termination if the LTIP Award did not constitute a deferral of compensation under Code Section 409A (the settlement date otherwise applicable under the Award will apply if the Award did constitute a deferral of compensation under Code Section 409A). Any portion of the Employee’s LTIP Awards in excess of such prorated portion will be forfeited.

(vi)    For a period terminating on the earliest of 12 months (18 months for executives hired prior to October 22, 2007 and having continuous service) following the date of termination of employment, the commencement of eligibility for benefits under a new employer's welfare benefits plan, or the Employee's attaining age 65, the maintenance in effect for the continued benefit of the Employee and his dependents of:

(A)    all insured and self-insured medical and dental benefit Plans of the Company and Affiliates in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such Plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

(B)     the group life insurance, group accident insurance, and group disability insurance policies of the Company and its Affiliates then in effect and covering the Employee immediately prior to termination;

provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(a)(vi), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide to the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's Plans and policies.

(vii)    The Employee's benefits and rights under the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(b)    Termination by the Company for Cause or Voluntary Termination by the Employee Prior to or More than Two Years After a Change in Control. An Employee who is eligible for Tier II Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than two years following a Change in Control, if such termination is by the Company (or its Affiliates) for Cause or is voluntary by the Employee and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    No portion of the Employee's annual incentive under any AIP Award for the year of termination shall be or become payable.

(iii)    Unless otherwise determined by the Committee, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately forfeited and the Employee's options which have vested at or before the Employee's termination of employment (A), if termination is by the Company (or its Affiliates) for Cause, such options shall be immediately canceled, and (B), if termination is voluntary by the Employee, such options shall remain outstanding and exercisable only for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

(iv)    The Employee's restricted stock and stock unit grants and LTIP Awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

(v)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(c)    Termination Due to Death, Disability or Retirement Prior to or More than Two Years After a Change in Control. An Employee who is eligible for Tier II Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time prior to a Change in Control or more than two years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A cash payment of a prorated portion of the Employee's annual incentive under any AIP Award that would have become payable for performance in the year of termination had Employee's employment continued, with such Award prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable at such time as annual incentives for performance in the year of termination otherwise become payable.

(iii)    Unless otherwise determined by the Committee, the Employee's options, both those vested and not vested at the time of the Employee's termination of employment, shall be governed by the terms of the option agreements in respect of such options.

(iv)    The Employee's restricted stock and stock unit Awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless deferred by the Employee in the case of termination due to Disability or Retirement, stock unit Awards shall be settled as promptly as practicable following termination (subject to Sections 10(f) and 10(g)(ii)).

(v)    A cash payment of a prorated portion of each of the Employee's LTIP Awards that would have become payable for each performance period on-going at the time of termination had Employee's employment continued through the end of such performance period, with such LTIP Award prorated based on the number of days during the performance period preceding the Employee's termination (divided by the total number of days in the performance period). This amount will be payable at such time as the LTIP Awards for the applicable performance period otherwise become payable, except the Committee may, within 30 days after termination, instead make a good faith estimate of the actual performance achieved through the date of termination and rely on this estimate to determine the amount payable in settlement of such LTIP Award, in which case such payment will constitute full settlement of such LTIP Award, with settlement to occur within 30 days after termination if the LTIP Award did not constitute a deferral of compensation under Code Section 409A (the settlement date otherwise applicable under the Award will apply if the Award did constitute a deferral of compensation under Code Section 409A). The foregoing notwithstanding, the payment provided by this Section II(c)(v) will be in shares rather than in cash for any portion of the LTIP Award that is intended to be classified as “equity” under FASB ASC Topic 718 if a right to receive cash for such portion of the LTIP Award under this provision would cause such portion to instead be classified as a

“liability” under ASC Topic 718.

(vi)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(d)    Termination by the Company Not for Cause or by Employee for Good Reason Within Two Years After a Change in Control. An Employee who is eligible for Tier II Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment within two years following a Change in Control, if such termination is by the Company (or its Affiliates) not for Cause or is by the Employee for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A cash payment of a prorated portion of the Employee's annual incentive under any AIP Award, determined as the target annual incentive for the year of termination, with the Award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination. This amount will be payable as a lump sum.

(iii)     A lump-sum cash severance payment equal to the product of the Employee's Annual Compensation, multiplied by 2.

(iv)    A cash payment of a prorated portion of each of the Employee's LTIP Awards for each performance period on-going at the time of termination, determined as the target LTIP Award for that performance period, with each LTIP Award prorated based on the number of days during the performance period preceding the Employee's termination (divided by the total number of days in the performance period). This amount will be payable as a lump sum.

(v)    Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable for the remaining period until the stated expiration date of the option.

(vi)    The Employee's restricted stock and stock unit Awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee, stock unit Awards shall be settled as promptly as practicable following termination (subject to Sections 10(f) and 10(g)(ii)).

(vii)    The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan and/or stock option agreement, Employee will be entitled to a payment equal to the following: for each share of Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(d), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or (D) the market price per share of Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.

(viii)    The Employee will be credited with additional age and years of service under any Excess Benefit Plan as though the Employee continued to be employed for a period of 36 months after termination at a rate of compensation equal to his or her Annual Compensation, and the Employee will be deemed to be fully vested under any such Excess Benefit Plan, with the time or times at which benefits are payable under any such Plan unchanged; provided, however, that if an Excess Benefit Plan does not permit such additional crediting of age and years of service, then Employee will be paid in a lump sum the present value of the additional benefits he would have received under such Plan had Employee's employment continued to the third anniversary of his termination at an annual rate of compensation equal to his or her Annual Compensation; provided further, that, subject to Section 10(g)(iv), the Company's obligations under any such Excess Benefit Plan shall be fully funded by deposits into a "rabbi trust" the trustee of which shall be independent of the Company and the terms of which shall preclude access by the Company to any of the trust assets, except for attachments by creditors of the Company upon insolvency or bankruptcy of the Company, until all obligations to the Employee and his beneficiaries have been satisfied; and provided further, that, subject to Section 10(g)(iv), the Company may elect to satisfy all obligations to the Employee and his beneficiaries by payment, as a lump sum, of the present value of the accrued benefit under any Excess Plan.

(ix)    For a period terminating on the earlier of 24 months following the date of termination of employment or the commencement of eligibility for benefits under a new employer's welfare benefits plan, the maintenance in effect for the continued benefit of the Employee and his dependents of:

(A)    all insured and self-insured medical and dental benefit plans of the Company and Affiliates in which the Employee was participating immediately prior to termination, provided that the Employee's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and the Employee continues to pay an amount equal to the Employee's regular contribution for such participation; and

(B)     the group life insurance and group disability insurance policies of the Company and Affiliates then in effect for Employee;

provided, however, that if the Company so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, the Company, in lieu of the foregoing, shall arrange to have issued for the benefit of the Employee and the Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this Part II(d)(ix), or, if such insurance is not available at a reasonable cost to the Company, shall otherwise provide the Employee and the Employee's dependents substantially equivalent benefits (on an after-tax basis); provided further that, in no event shall the Employee be required to pay any premiums or other charges in an amount greater than that which the Employee would have paid in order to participate in the Company's plans and policies. Notwithstanding anything to the contrary contained herein, in the event the Employee becomes eligible for benefits under a new employer's welfare benefit plan during the 24 month period following the date of termination, the benefits required to be provided to the employee pursuant to this Part II(d)(iv) shall be reduced by the amount of substantially similar benefits provided to the Employee at no additional cost by such new employer.

(e)    Termination by the Company for Cause or Voluntary Termination by the Employee Within Two Years After a Change in Control. An Employee who is eligible for Tier II Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within two years following a Change in Control, if such termination is by the Company (or its Affiliates) for Cause or is voluntary by the Employee not for Good Reason and such termination is not due to death, Disability or Retirement, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    No portion of the Employee's annual incentive under any AIP Award for the year of termination shall be or become payable.

(iii)    Unless otherwise determined by the Committee, if termination is by the Company (or its Affiliates) for Cause all of the Employee's options (vested and unvested) shall be immediately forfeited and canceled, and if termination is voluntary by the Employee, all of the Employee's options which have not vested at the time of his termination shall be immediately fully vested and exercisable, and all of the Employee's options which have vested at or before his termination shall remain outstanding and exercisable for 90 days after such termination (but in no event past the stated expiration date of the option), and at the end of such period such options shall be canceled.

(iv)    The Employee's restricted stock and stock unit grants and LTIP Awards which have not vested at the time of the Employee's termination of employment shall be immediately forfeited.

(v)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans.

(f)    Termination Due to Death, Disability or Retirement Within Two Years After a Change in Control. An Employee who is eligible for Tier II Severance Payments and Benefits under the Policy pursuant to Part I of this Annex shall be entitled to receive the payments and benefits from the Company upon termination of employment at any time within two years following a Change in Control, if such termination is due to death, Disability or Retirement and is not for Cause or voluntary by the Employee for Good Reason, and shall be subject to other terms, as follows:

(i)    Such Employee's annual salary otherwise payable through the date of termination of employment, together with salary, incentive compensation and benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee and unreimbursed business expenses reimbursable under Company policies then in effect; provided, however, that the Company and its Affiliates may offset such amounts against obligations and liabilities of the Employee to the Company and its Affiliates.

(ii)    A cash payment of a prorated portion of the Employee's annual incentive under any AIP Award, determined as the target annual incentive for the year of termination, with the Award so determined then prorated based on the number of days during the year of termination which preceded the Employee's termination, subject to Section 10(e) in applicable cases. This amount will be payable as a lump sum.

(iii)    Except for Designated Awards, the Employee's options which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and exercisable, and the Employee's options shall remain outstanding and exercisable after termination for the following periods (but in no event past the stated expiration date of the option): (A) for one year if termination resulted from the Employee's death, (B) three years if termination resulted from the Employee's Disability, or (C) for the remaining period until the stated expiration date of the option if termination resulted from Retirement. At the end of the applicable post-termination exercise period, such options shall be canceled.

(iv)    The Employee's restricted stock and stock unit Awards which have not vested at the time of the Employee's termination of employment shall be immediately fully vested and, unless waived or deferred by the Employee in the case of termination due to Disability or Retirement, stock unit Awards shall be settled as promptly as practicable following termination (subject to Sections 10(f) and 10(g)(ii)).

(v)    The Employee's Designated Awards, if any, will be subject to the terms of the Plan and/or stock option agreement under which they were granted, except that, in the case of options which are Designated Awards, and irrespective of such Plan or stock option agreement, Employee will be entitled to a payment equal to the following: for each share Stock subject to any option which is a Designated Award that remains outstanding at the date of Employee's termination subject to this Part II(f), whether or not such option is then exercisable, the Company shall pay to Employee the amount determined by subtracting the exercise price thereof from the highest of (A) the market price per share of Stock on the New York Stock Exchange at the close of business on the effective day of termination, (B) the price per share contained in any published tender offer made within one year before or after the date of the Change in Control, (C) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of the Change in Control, or (D) the market price per share of Stock on the New York Stock Exchange on the date of the Change in Control, and, upon such payment, such option shall be deemed canceled and annulled.)

(vi)    A cash payment of a prorated portion of each of the Employee's LTIP Awards that would have become payable for each performance period on-going at the time of termination, determined as the target LTIP Award for that performance period, with each LTIP Award prorated based on the number of days during the performance period preceding the Employee's termination (divided by the total number of days in the performance period), subject to Section 10(e) in applicable cases. This amount will be payable as a lump sum.

(vii)    The Employee's benefits and rights under any welfare benefit Plan, the Retirement Plan and any Excess Benefit Plan shall be determined under the applicable provisions of such Plans, except that the Employee will be deemed to be fully vested under any such Excess Benefit Plan.

(g)    Entitlement to Gross-Up; Applicability of Cut-Back Provisions. Tier II level participants who qualify as Pre-Amendment Employees as defined in Section 6(a) of the Policy shall be entitled to the Gross-Up Payment (or, in limited circumstances, the cut-back of compensation) if and to the extent so provided in Section 6(b) of the Policy. Tier II level participants who qualify as New Employees as defined in Section 6(a) of the Policy shall be subject to the reduction in compensation if and to the extent so provided in Section 6(c) of the Policy.

(h)    Period During Which Restrictions Under Section 7(a)(i) and (ii) Apply. Tier II level participants shall be subject to the Non-competition Period under Section 7(a)(i) of this Policy for 18 months following termination of employment rather than two years, and shall be subject to the restrictions under Section 7(a)(ii) of this Policy for 18 months following termination of employment rather than two years. Except for this limitation, Sections 7(a)(i) and 7(a)(ii) apply to each such participant in accordance with their terms.